UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2024 (January 17, 2024)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	1.01. Entry into a Material Definitive Agreement.

The Underwriting Agreement

On January 17, 2024, EQT Corporation (“EQT”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), relating to the offer and sale (the “Offering”) of $750.0 million in aggregate principal amount of EQT’s 5.750% senior notes due 2034 (the “Notes”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. EQT has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in the event of any such liabilities.

The Offering closed on January 19, 2024. After deducting underwriting discounts and other expected offering expenses, EQT received net proceeds of approximately $741.8 million from the sale of the Notes to the Underwriters, which EQT used, together with cash on hand, to repay $750.0 million of borrowings under its term loan agreement on January 19, 2024. Upon such repayment and the satisfaction of other closing conditions, the previously disclosed amendment to the term loan agreement that, among other things, extends the term loan agreement’s maturity date from June 30, 2025 to June 30, 2026 became effective. After such repayment, $500.0 million of borrowings remain outstanding under EQT’s term loan agreement.

As more fully described under the “Underwriting (Conflicts of Interest)” section in the prospectus supplement, dated January 17, 2024 and filed by EQT with the Securities and Exchange Commission on January 19, 2024, the Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to EQT and to persons and entities with relationships with EQT, for which they received or will receive customary fees and reimbursement of expenses. Some of the Underwriters or their affiliates are lenders, and in some cases agents or managers for the lenders, under EQT’s revolving credit facility and/or term loan agreement. As disclosed above, EQT used the net proceeds from the sale of the Notes to repay a portion of the borrowings under the term loan agreement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about EQT or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Underwriting Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of EQT or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The Notes

EQT issued the Notes pursuant to an Indenture, dated as of March 18, 2008 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (the “Second Supplemental Indenture”), and as further supplemented by a Seventeenth Supplemental Indenture, dated as of January 19, 2024 (the “Seventeenth Supplemental Indenture”), in each case between EQT (or its predecessor) and The Bank of New York Mellon, as trustee.

The Notes will mature on February 1, 2034 and accrue interest at a rate of 5.750% per annum. Interest on the Notes will be paid semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2024.

The Base Indenture, as supplemented by the Second Supplemental Indenture and the Seventeenth Supplemental Indenture (collectively, the “Indenture”), contains covenants that limit EQT’s ability to, among other things and subject to certain significant exceptions, incur certain debt secured by liens and engage in certain sale and leaseback transactions, and limit EQT’s ability to enter into certain consolidations, mergers or sales other than for cash or leases of its assets substantially as an entirety to another entity or to purchase the assets of another entity substantially as an entirety.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the Seventeenth Supplemental Indenture and the form of the Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated into this Item 1.01 by reference.

Legal opinions related to the Notes are filed herewith as Exhibits 5.1 and 5.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated as of January 17, 2024, by and between EQT Corporation and J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.
4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).
4.2	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).
4.3	Seventeenth Supplemental Indenture, dated as of January 19, 2024, between EQT Corporation and The Bank of New York Mellon, as trustee.
4.4	Form of EQT Corporation’s 5.750% Senior Notes due 2034 (included in Exhibit 4.3 hereto).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted. EQT agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: January 19, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer